Number                                                      Shares


      -------                                                     --------


              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                     TECHNICAL ENVIRONMENT SOLUTIONS, INC.

 The Corporation is authorized to issue 20,000,000 common shares - No Par Value




This Certifies That
                   -------------------------------------------------------------


is the registered holder of                                               Shares
                           ----------------------------------------------
                          Fully paid and non-assessable

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ........day of ..............., A.D.,...........


                                 (Corporate Seal
                                Graphic Omitted)


-----------------------------------          -----------------------------------